Exhibit 10.1

third AMENDMENT AGREEMENT

THIRD AMENDMENT AGREEMENT (this “Amendment”), dated as of June 13, 2017 and effective as of the Amendment Effective Date, by and among Crystal Rock Holdings, Inc., formerly known as Vermont Pure Holdings, Ltd. (“Holdings”), Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party to the Credit Agreement (as defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to that certain Second Amended and Restated Credit Agreement dated as of May 20, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have agreed to (a) increase the aggregate principal amount of the Commitment to $6,000,000, and (b) amend certain other terms of the Credit Agreement, in each case as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.              Definitions. Capitalized terms that are used herein and are not defined herein have the meanings given to such terms in the Credit Agreement (after giving effect to the amendments thereof set forth herein).

§2.              Representations and Warranties; Acknowledgment. To induce Bank of America to consent to this Amendment and instruct the Administrative Agent to enter into this Amendment, each of the Borrower s hereby represents and warrants to Bank of America and the Administrative Agent that:

(a)                Each of the Borrowers has adequate power to execute and deliver this Amendment and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder. This Amendment and each other document executed in connection herewith have been duly executed and delivered by each of the Borrowers and do not contravene any law, rule or regulation applicable to any Borrower or any of the terms of any other indenture, agreement or undertaking to which any Borrower is a party. The obligations contained in this Amendment and each other document executed in connection herewith to which any of the Borrowers is a party, taken together with the Obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against each such Borrower in accordance with their respective terms.

(b)               All of the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein, except to the extent that any such representations and warranties expressly relate by their terms to a specific prior date.

(c)                No Default or Event of Default under and as defined in any of the Loan Documents has occurred and is continuing as of the date hereof.

§3.              Amendments to the Credit Agreement.

(a)                The definitions of “Consolidated Total Debt Service” and “Perfection Certificates” appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

Consolidated Total Debt Service.  With respect to Holdings and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense of Holdings and its Subsidiaries for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that become due and payable during such period pursuant to any agreement or instrument to which Holdings or any of its Subsidiaries is a party provided, however, that for the Reference Periods ending on July 31, 2017, October 31, 2017, January 31, 2018 and April 30, 2018, Consolidated Total Interest Expense of Holdings and its Subsidiaries shall be determined on a pro forma basis equal to the sum of (i) Consolidated Senior Interest Expense for such period plus (ii) $540,000. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

Perfection Certificates. The Perfection Certificates, as defined in the Security Agreement or other Security Documents, as amended, restated and updated as of the Third Amendment Effective Date.

(b)               The following new definitions are added in alphabetical order to Section 1.1 of the Credit Agreement to read as follows:

Third Amendment Agreement. The Third Amendment Agreement, dated as of June 13, 2017 and effective as of the Third Amendment Effective Date, among the Borrowers, the Lenders and the Administrative Agent with respect to this Credit Agreement.

Third Amendment Effective Date. The “Amendment Effective Date” as defined in the Third Amendment Agreement.

(c)                Section 8.17.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.17.1       General. The proceeds of (a) the Revolving Credit Loans shall be used solely (i) to finance Capital Expenditures, (ii) to finance Permitted Acquisitions, (ii) for working capital and general corporate purposes, and (iii) to make payments on the Seller Subordinated Debt on and after the Third Amendment Effective Date not to exceed $2,000,000 in the aggregate, and (b) the Term Loan shall be used solely to (i) refinance the Borrowers’ outstanding Indebtedness owing under the 2013 Term Loan, (ii) repay in full the Borrowers’ outstanding Revolving Credit Loans as of the Effective Date, and (iii) to make payments on any Subordinated Debt not to exceed $1,000,000 in the aggregate. For the avoidance of doubt, no proceeds of the Revolving Credit Loans or the Term Loan shall be used to (x) finance the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of Holdings or (y) make payments on any Subordinated Debt other than permitted in clauses (a)(iii) and (b)(ii) above or in §10.8. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

(d)               Section 10.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.8       Subordinated Debt. No Loan Party will, nor will it permit any of its Subsidiaries to (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt, or (b) pay or prepay any principal and/or interest on or otherwise redeem or repurchase any Subordinated Debt, except that the Borrowers may (i) pay cash interest (including accrued and unpaid cash interest but no payments of principal) in lieu of payments in kind on the Seller Subordinated Debt at a rate per annum not to exceed 12% so long as at the time of any such payment and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, whether or not the Administrative Agent or any Lender has provided any Loan Party with written notice thereof, and (ii) prepay up to $4,500,000 in the aggregate of the Seller Subordinated Debt on or after the Third Amendment Effective Date.

(e)                The Credit Agreement is hereby further amended by (i) deleting Exhibit A thereto in its entirety and substituting therefor the exhibit attached hereto as Exhibit A, and (ii) deleting each of Schedule 1, Schedule 8.7 and Schedule 8.15 in their entirety and substituting therefor the schedules attached hereto as Schedule 1, Schedule 8.7 and Schedule 8.15.

§4.              Ratification, etc. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment. For the avoidance of doubt, unless specifically modified and amended in this Amendment, the Loan Parties shall comply with all other covenants, including all affirmative, negative and financial covenants, all representations and warranties, and all other provisions of the Credit Agreement, as amended.

§5.              Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions precedent:

(a)                Representations and Warranties. All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except to the extent that such representations and warranties relate expressly to an earlier date.

(b)               Execution and Delivery of this Amendment. The Borrowers, the Administrative Agent and Bank of America, as the sole Lender, shall have executed and delivered this Amendment.

(c)                Execution and Delivery of Revolving Credit Note. The Borrowers shall have executed and delivered to Bank of America, as the sole Lender, a Revolving Credit Note in the form of Exhibit A attached hereto.

(d)               Execution and Delivery of Confirmation Amendment. The Administrative Agent the Seller Subordinated Debt Holders and Ross S. Rapaport, not individually, but as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, shall have executed and delivered a confirmation agreement relating to Seller Subordinated Debt in form and substance satisfactory to the Administrative Agent and Bank of America.

(e)                Payment of Expenses. The Borrowers shall have paid to the Administrative Agent and its counsel all amounts payable under §6 hereof.

§6.              Expenses, Etc. Without limitation of the amounts payable by the Loan Parties under the Credit Agreement and other Loan Documents, the Borrowers agree to pay to the Administrative Agent upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment and related matters.

§7.              Release. To induce the Administrative Agent and Bank of America to enter into this Amendment, each of the Borrowers, on behalf of itself and its agents, attorneys, representatives, officers, directors, employees, shareholders, subsidiaries, affiliates, successors and assigns (collectively with each Borrower, “Releasors” and individually a “Releasor”) hereby releases, acquits and forever discharges each Releasee (as hereinafter defined) from any and all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, “Claims”) that any Releasor now has, ever had or hereafter may have against the Administrative Agent or any Lender in any capacity, or any officer, director, employee, agent, attorney, representative, subsidiary, affiliate and shareholder of the Administrative Agent or any Lender (collectively with the Administrative Agent and the Lenders, the “Releasees”) based on acts (other than acts of willful misconduct or gross negligence by any Releasee), transactions, or circumstances occurring on or before the date of this Amendment that relate to: (i) any Loan Documents; (ii) any transaction, action or omission contemplated thereby or concluded thereunder; or (iii) any aspect of the dealings or relationships between or among any of the Borrowers, on the one hand, and the Administrative Agent and/or any Lender, on the other hand, relating to any Loan Document or any transaction, action or omission contemplated thereby or concluded thereunder. The provisions of this §7 shall be binding upon each of the Borrowers and shall inure to the benefit of the Releasees and each of their respective representatives, officers, directors, employees, agents, attorneys, shareholders, subsidiaries, affiliates, heirs, executors, administrators, successors and assigns. Each of the Borrowers hereby covenants that it will not sue, sue further, or otherwise prosecute in any way any Claim, person, or entity released in this Amendment on account of or otherwise relating to any Claims released herein.

§8.              Miscellaneous Provisions.

(a)                Upon satisfaction of the conditions precedent set forth in §5, this Amendment shall become binding among the parties hereto as of the day and year set forth above (the “Amendment Effective Date”). Until this Amendment becomes effective, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

(b)               This Amendment is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(c)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

(d)               This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

(e)                This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. This Amendment sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments set forth herein, and this Amendment supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment or waiver of the provisions of the Credit Agreement or any Loan Document, except for any such agreement that has been set forth in writing and executed by the Loan Parties, the Administrative Agent and the Required Lenders. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first written above.

CRYSTAL ROCK HOLDINGS, INC.

By:_/s/ Peter K. Baker

Name:	Peter K. Baker
Title:	Chief Executive Officer

CRYSTAL ROCK LLC

By:_ :_/s/ Peter K. Baker

Name:	Peter K. Baker
Title:	Manager and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:_/s/ Donald K. Bates

Name:	Donald K. Bates
Title:	Senior Vice President

Signature Page to Third Amendment Agreement